17 Altalef St. PO Box 70, Yahud Industrial Zone 56100, Israel

FOR IMMEDIATE RELEASE

PRESS RELEASE

Current MAGAL Board Receives Support of Extraordinary Shareholder Meeting

YAHUD, Israel – Aug 12, 2010 -- Magal Security Systems, Ltd. (NASDAQ GM: MAGS;)  announced today the results of  the extraordinary general shareholders meeting that was convened at the request of certain U.S. - based shareholders. At the meeting, the current Board of Directors was supported by 60.04% of the shareholders who participated in the meeting, 39.71% of the votes cast voted for the replacement of the current Board and 0.23% abstained.

In addition, the resolution to approve certain transactions with Nathan Kirsh, the principal shareholder of the Company was approved by 51.54% of the shareholders who participated in the meeting, 48.09% of the votes cast voted against the transactions and 0.31% abstained.

Commenting on the results of the meeting, Jacob Perry, Magal's Chairman of the Board, noted: "I have been involved in public affairs for several decades.  I joined Magal in order to assist the company, its employees and its shareholders, and to lead the Company to positive results during difficult and uncertain times in the world economy.  Together with the other members of the Board, management and employees, we are investing substantial efforts to streamline the structure of Magal and to make other positive changes in order to improve its operations.

Magal is a good company with good people.  It requires operational stability, support by its shareholders and a calm atmosphere which fosters both creativity and entrepreneurial initiatives. The recent events caused great damage and instability among Magal's employees and management.

The Company's future lies in my hands as well as the hands of the other members of the Board, senior management and employees. We will also need the continued support of our shareholders. My task in the next few months is to re-stabilize the Company and prepare it for the future, including seeking strategic alternatives to boost shareholders’ value. When the Company stabilizes, as it and its employees deserve, I will recommend to the board to that it consider changes to its composition, changes which will enable Magal to further its growth and business.

I am thankful to the members of the Board, management and our employees, as well as to the shareholders who have given me their trust and support.  I wish all of our shareholders, management and dedicated employees a happy and successful new year."

About Magal S3:

Magal S3 is a leading international provider of security, safety and site management solutions and products. Over the past 40 years, Magal S3 has delivered tailor-made solutions to hundreds of satisfied customers in over 80 countries. Magal S3 offers a broad portfolio of unique products used to protect sensitive installations in some of the world’s most demanding locations and harshest climates. This portfolio covers the following three categories:

•	Perimeter Intrusion Detection Systems (PIDS) - a variety of smart barriers and fences, fence mounted detectors, virtual gates, buried and concealed detection systems;

•	Close Circuit TV (CCTV) – a comprehensive management platform with a leading Intelligent Video Analytics (IVA) and Video Motion Detection (VMD) engine;

•	Physical Security Information Management (PSIM) - a proprietary site management system that enhances command, control and decision making during both routine operations and crisis situations.

17 Altalef St. PO Box 70, Yahud Industrial Zone 56100, Israel

This press release contains forward-looking statements, which are subject to risks and uncertainties.
Such statements are based on assumptions and expectations which may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, financial and otherwise, may differ from the results discussed in the forward-looking statements. A number of these risks and other factors that might cause differences, some of which could be material, along with additional discussion of forward looking statements, are set forth in the Company's Annual Report on Form 20-F filed with the Securities and Exchange Commission.

For more information:

Magal S3 Eitan Livneh, President & CEO Tel: +972-3-539-1421 Assistant: Ms. Elisheva Almog E-mail: ElishevaA@magal-s3.com Web: www.magal-s3.com	Financial Communication Public & Investor Relations Hadas Friedman E-mail: hadas@fincom.co.il Tel: +972-3-6954333 ext. 6 Mobile: +972-54-2303100